UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

American Woodmark Corporation

(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

561 Shady Elm Road, Winchester, Virginia	22602
(Address of principal executive offices)	(Zip Code)

(540) 665-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock (no par value)	AMWD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 30, 2025, American Woodmark Corporation, a Virginia corporation (“American Woodmark”), held a special meeting of shareholders (the “Special Meeting”) to consider and vote on certain proposals related to the merger transaction contemplated by the Agreement and Plan of Merger, dated as of August 5, 2025 (the “Merger Agreement”), by and among American Woodmark, MasterBrand, Inc., a Delaware corporation (“MasterBrand”), and Maple Merger Sub, Inc., a Virginia corporation and wholly owned subsidiary of MasterBrand (“Merger Sub”). The Merger Agreement provides for Merger Sub, at closing, to merge with and into American Woodmark with American Woodmark surviving as a wholly owned subsidiary of MasterBrand (the “Merger”).

As of the close of business on September 22, 2025, the record date for the Special Meeting, there were 14,568,987 issued and outstanding shares of American Woodmark common stock, no par value per share (“Common Stock”), entitled to vote at the Special Meeting. Holders of 12,948,439 shares of Common Stock were present via the meeting website or represented by proxy at the Special Meeting, which constituted a quorum.

Set forth below is a summary of the proposals submitted to a vote of shareholders at the Special Meeting and the final voting results for each proposal as reported by the independent inspector of elections. The definitive joint proxy statement/prospectus filed by American Woodmark with the Securities and Exchange Commission on September 25, 2025, contains more information about the below proposals. The proposal to approve the adjournment of the Special Meeting to solicit additional proxies if a quorum was present was not presented or voted upon at the Special Meeting because such an adjournment was not necessary. No other business came before the Special Meeting, and there were no recorded broker non-votes on either proposal submitted to a vote.

Proposal 1: American Woodmark Merger Proposal

A proposal to approve and adopt the Merger Agreement and related plan of merger. The following votes were cast at the Special Meeting, and the proposal was approved:

For	Against	Abstain
12,717,195	166,817	64,427

Proposal 2: American Woodmark Compensation Proposal

A proposal to approve, on an advisory (non-binding) basis, the compensation that will or may be paid to American Woodmark’s named executive officers in connection with the transactions contemplated by the Merger Agreement. The following votes were cast at the Special Meeting, and the proposal was approved on an advisory (non-binding) basis:

For	Against	Abstain
9,363,639	3,479,390	105,410

Item 8.01	Other Events

On October 30, 2025, American Woodmark and MasterBrand issued a joint press release announcing the voting results of the Special Meeting and the special meeting of MasterBrand’s stockholders held on October 30, 2025. A copy of the joint press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Joint Press Release, dated October 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION

Date: October 30, 2025	By:	/s/ M. Scott Culbreth
	Name:	M. Scott Culbreth
	Title:	President & Chief Executive Officer